      As filed with the Securities and Exchange Commission on June 5, 1997
                                                       Registration No. 33-_____

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                  CALMAT CO.
            (Exact name of Registrant as Specified in Its Charter)

           Delaware                                     95-0645790
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                            3200 San Fernando Road
                        Los Angeles, California  90065
                         (Address, including zip code,
                        of Principal Executive Offices)

                    CalMat Co. Employee Stock Purchase Plan
                           (Full Title of the Plan)

                              Paul Stanford, Esq.
                                  CalMat Co.
                            3200 San Fernando Road
                        Los Angeles, California  90065
                                (213) 258-2777
               (Name, address, including zip code, and telephone
              number, including area code, of Agent for Service)

                                   COPY TO:

                             Deanne B. Kyle, Esq.
                          Munger, Tolles & Olson LLP
                            355 South Grand Avenue
                        Los Angeles, California  90071
                                (213) 683-9100

                                ---------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                   PROPOSED              PROPOSED
                                                    MAXIMUM               MAXIMUM           AMOUNT OF
   TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
     TO BE REGISTERED          REGISTERED          PER SHARE               PRICE               FEE
-------------------------------------------------------------------------------------------------------
Common Stock, par value      500,000               $19.75(2)           $9,875,000(2)          $2,993
$1.00 per share              shares(1)
=======================================================================================================

(1) The number of shares being registered represents the number of shares that may be issued pursuant to the above referenced plan.
(2) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under
     Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Common Stock of CalMat Co. on the New York Stock Exchange Composite Tape on May 30, 1997.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by CalMat Co., a Delaware corporation ("CalMat") with the Commission (File Nos. 0-1162, 1-7035, and 1-10125) are incorporated herein by reference: (i) CalMat's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) CalMat's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (iii) the description of CalMat's Common Stock included in the Registration Statement on Form 8-A filed on October 21, 1985, including any amendment or report filed for the purpose of updating such description.

          All documents filed by CalMat pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

          Article VII of CalMat's By-laws requires CalMat to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Tenth Article of CalMat's Certificate of Incorporation, as amended, requires CalMat to indemnify its directors and officers to the fullest extent allowed by law, subject to CalMat's By-laws. CalMat presently maintains insurance policies insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or to make statements) as directors and officers.

          As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, CalMat's certificate of incorporation includes a provision eliminating or limiting the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends, stock purchase or redemption or (iv) for any transaction from which the director receives an improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          Exhibit No.    Description
          -----------    -----------

          4              CalMat Co. Employee Stock Purchase Plan.

          5 Opinion of Paul Stanford, General Counsel to CalMat, regarding the validity of securities offered hereby.

          23.1           Consent of Coopers & Lybrand L.L.P.

          23.2           Consent of Paul Stanford, General Counsel to CalMat
                         (included in Exhibit 5).

          24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Los Angeles, State of California on this 27th day of May, 1997.

                              CALMAT CO.



                              By:  /s/ Paul Stanford
                                   ---------------------------------
                                   Paul Stanford
                                   Executive Vice President,
                                   General Counsel and Secretary

     Each person whose signature appears below hereby constitutes and appoints Paul Stanford, H. James Gallagher or Brent L. Stumme as such person's true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          TITLE                      DATE
         ---------                          -----                      ----

/s/ A. Frederick Gerstell     Chairman of the Board, Chief          May 27, 1997
---------------------------   Executive Officer (principal
 A. Frederick Gerstell        executive officer), and Director

/s/ H. James Gallagher        Executive Vice President,             May 27, 1997
---------------------------   Finance, Chief Financial Officer
 H. James Gallagher           and Treasurer (principal financial
                              officer)

/s/ Brent L. Stumme           Vice President, Controller            May 27, 1997
---------------------------   (principal accounting officer)
 Brent L. Stumme

/s/ John C. Argue             Director                              May 27, 1997
---------------------------
 John C. Argue

/s/ Arthur Brown              Director                              May 27, 1997
---------------------------
 Arthur Brown

/s/ Denis R. Brown            Director                              May 27, 1997
---------------------------
 Denis R. Brown

/s/ Harry M. Conger           Director                              May 27, 1997
---------------------------
 Harry M. Conger

/s/ Rayburn S. Dezember       Director                              May 27, 1997
---------------------------
 Rayburn S. Dezember

/s/ Richard A. Grant, Jr.     Director                              May 27, 1997
------------------------
 Richard A. Grant, Jr.

/s/ William T. Huston         Director                              May 27, 1997
------------------------
 William T. Huston

/s/ Edward A. Landry          Director                              May 27, 1997
------------------------
 Edward A. Landry

/s/ Thomas L. Lee             Director                              May 27, 1997
------------------------
 Thomas L. Lee

/s/ Thomas M. Linden          Director                              May 27, 1997
------------------------
 Thomas M. Linden

/s/ Georgia R. Nelson         Director                              May 27, 1997
------------------------
 Georgia R. Nelson

/s/ Stuart T. Peeler          Director                              May 27, 1997
------------------------
 Stuart T. Peeler